Exhibit 5.1

McGuireWoods LLP 201 North Tryon Street Suite 3000 Charlotte, NC 28202-2146

April 10, 2023

Avenue Therapeutics, Inc.

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

RE: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Avenue Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (as amended, the “Registration Statement”) being filed by the Company on the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offer and resale by a certain selling stockholder of the Company of 1,940,299 shares of the Company’s Common Stock, par value $0.0001 per share (the “Securities”) issuable upon the exercise of certain warrants (the “Warrants”) originally issued by us on January 31, 2023 in a transaction exempt from the registration requirements of the Securities Act.

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. The Securities are described in the Registration Statement. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement.

Documents Reviewed

In connection with this opinion letter, we have examined:

(a)                  the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC;

(b)                   the prospectus contained in the Registration Statement (the “Prospectus”);

(c)                   the Warrants; and

(d)                  the Securities Purchase Agreement, dated January 27, 2023, between the Company and the selling stockholder named in the Prospectus (the “PIPE Purchase Agreement”).

In addition, we have examined and relied upon the following:

(i)            a certificate from the corporate secretary of the Company certifying as to (A) true and correct copies of the Third Amended and Restated Certificate of Incorporation of the Company and Second Amended and Restated Bylaws of the Company, each as in effect the date hereof and as amended to date, and (B) the resolutions of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company; and (2) the Securities issuable by the Company upon exercise of the Warrants;

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Avenue Therapeutics, Inc.

April 10, 2023

(ii)           a certificate dated April 10, 2023 issued by the Secretary of State of the State of Delaware, attesting to the corporate status of the Company in the State of Delaware; and

(iii)         originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)                  Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the PIPE Purchase Agreement and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)                  Signatures. The signatures of individuals who signed the PIPE Purchase Agreement and the Warrants are genuine and (other than those of individuals signing on behalf of the Company at or before the date hereof) authorized.

(c)                  Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)                  Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the PIPE Purchase Agreement and the Warrants were, as of the date the PIPE Purchase Agreement and Warrants were executed and delivered, validly existing and in good standing in their respective jurisdictions of formation, except that no such assumption is made as to the Company as of the date hereof. All parties to the PIPE Purchase Agreement and the Warrants had, as of the date the PIPE Purchase Agreement and the Warrants were executed and delivered, the capacity and full power and authority to execute, deliver and perform the PIPE Purchase Agreement, the Warrants and the documents required or permitted to be delivered and performed thereunder. All individuals who signed the PIPE Purchase Agreement and the Warrants had, as of the date the PIPE Purchase Agreement and the Warrants were executed and delivered, the legal capacity to execute the PIPE Purchase Agreement and the Warrants.

(e)                  Authorization, Execution and Delivery of Subject Document. The PIPE Purchase Agreement, the Warrants and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been duly executed and delivered by such parties.

(f)                   PIPE Purchase Agreement and Warrants Binding on Certain Parties. The PIPE Purchase Agreement, the Warrants and the documents required or permitted to be delivered thereunder were, as of the date the PIPE Purchase Agreement was executed and delivered, valid and binding obligations enforceable against the parties thereto in accordance with their terms, except that no such assumption is made as to the Company.

Avenue Therapeutics, Inc.

April 10, 2023

(g)                  No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Securities as contemplated by the Registration Statement, the PIPE Purchase Agreement and the Warrants. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the PIPE Purchase Agreement.

(h)                  Registration. The Registration Statement shall have been declared effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that the Securities have been duly authorized and, when issued and delivered upon exercise of the Warrants against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

Our opinions set forth above is limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP